Exhibit 99.1

Slide 1

Annual Meeting of the Shareholders, December 18, 2012

Our vision for the future

Slide 2

Agenda

•                  Chairman’s Report

•                  Review of Fiscal 2012

•                  Expectations for Fiscal 2013

•                  Our vision for the future

•                  Close of the meeting

Slide 3

Annual Report to the Shareholders

Stephen P. Gouze

Chairman of the Board

Slide 4

Where we are today

•                  Just completed record revenues for Fiscal Year and Fiscal Quarter

•                  Q1 FY 2013 showed greatest profitability in our history

•                  Stock price reached highest levels in over 4 years

•                  Established presence in China

Slide 5

Fiscal 2012 at a Glance

•                  Broke through the $8 million level with solid growth across all sectors except international — key to achieving sustained profitability

•                  Most notable revenue increases in AspirinWorks and Contract Manufacturing

•                  Advanced development of several products in automated immunoturbidimetry (IT) format for Fiscal 2013 completion and launch

•                  Made advances in securing regulatory clearances and approvals in several key markets

•                  Launched new SkyLAB automated processing system, important to expanding our US customer base

•                  Restructured and strengthened US selling organization

Slide 6

Summary Statements of Operations ($000)

	3-mo ended 9/30/12 Unaudited	3-mo ended 9/30/11 Unaudited	FY ended 6/30/12 Audited	FY ended 6/30/11 Audited
Sales	$2,821	$2,178	$9,289	$7,942
Gross Profit	$1,202	$1,047	$3,934	$3,929
Op Exp	$997	$1,042	$4,421	$4,065
Op Inc (Loss)	$205	$6	$(486)	$(136)
Net Inc (Loss)	$198	$(50)	$(604)	$(393)

Slide 7

Summary Balance Sheets ($000)

	At Sept 30, 2012 (Unaudited)	At June 30, 2012 (Audited)	At June 30, 2011 (Audited)
Cash	$1,197	$1,249	$1,095
Working Capital	$3,994	$3,645	$3,317
Long Term Debt	$440	$472	$600
Shareholder’s Equity	$4,982	$4,626	$4,194

Slide 8

FY 2013 Objectives

•                  Achieve >20% total revenue growth over FY 2012

•                  Focus on margin improvement, controlled operating expenses and net profitability

•                  Drive stock price upward through continuous financial performance and expanded market recognition

Slide 9

FY 2013 Priorities

•                  Accelerate growth of AspirinWorks:

•                  Continue track of 100% growth in the US

•                  Build presence in international markets through distribution and collaboration

•                  Continue expansion into other platforms and formats

•                  Increase level of clinical acceptance and utility

•                  Enhance Contract Service Sector:

•                  Build manufacturing revenues with current partners and expanded partner base

•                  Expand focus to include “Companion Diagnostics”

•                  Focus on our customer’s customers

•                  Drive margin improvement

•                  Advance Other Key Products and Sectors:

•                  Submit Hyaluronic Acid assay to FDA

•                  Launch infectious disease product line

•                  Grow US presence with SkyLAB automated processing system

•                  Establish global recognition of AtherOx technology

Slide 10

Our Vision and Mission

•                  Our vision is of a globally recognized leader and provider of innovative quality products for select medical diagnostic markets.

•                  Our mission is to provide comprehensive and state-of-the-art products that will elevate the quality of healthcare worldwide through extensive research and development and synergistic alliances, offering superior customer service by keeping current with technology innovations and consistently responding to customer concerns and needs, and providing a positive working environment for our employees while pursuing aggressive growth and profit goals for our investors.

Slide 11

How Do We Accomplish This?

•                  Follow a well crafted strategic plan

•                  Maintain our focus

•                  Ensure that our Board and Management Team drive the vision, goals and strategies to create shareholder value

•                  Hold ourselves accountable

Slide 12

Next Shareholder Meeting

Tuesday, December 17, 2013